Exhibit 10.4

Form of Restricted Share Agreement (Performance Vested Based on Stock Price)
for grants under the
2000 Stock Incentive Plan (2004 Restatement), as amended

Please see attached.

RESTRICTED SHARE AGREEMENT

THIS RESTRICTED SHARE AGREEMENT (the “Agreement”), is made this <<date>> day of <<month>>, <<year>>, between CCC Information Services Group Inc., a Delaware corporation (the “Company”), and <<name of grantee>> (the “Employee”).

WITNESSETH:

WHEREAS, the Employee is an employee of the Company or of a subsidiary of the Company; and

WHEREAS, the Company has adopted the CCC Information Services Group Inc. 2000 Stock Incentive Plan (2004 Restatement) (the “Plan”) in order to provide its employees, non-employee directors, consultants and advisors with incentives to achieve long-term corporate objectives; and

WHEREAS, the Company has determined to grant Restricted Shares under the Plan to the Employee on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Grant of Restricted Shares.

(a)     The Company hereby grants to the Employee a total of ___________________ (_______) shares of common stock, par value $0.10 per share, of the Company (the “Restricted Shares”), subject to the transfer restrictions and other conditions set forth in this Agreement.

(b)     The Company shall cause the Restricted Shares to be issued and a stock certificate or certificates representing the Restricted Shares to be registered in the name of the Employee or held in book entry form promptly upon execution of this Agreement, but if a stock certificate or certificates are issued, it or they shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse at the times specified in Section 2 below or until such Restricted Shares are forfeited as specified in Section 2 below.

2.    Restrictions.

(a)     Restricted Shares may not be sold, transferred, alienated, assigned, pledged, hypothecated or otherwise encumbered, whether voluntarily or involuntarily or by operation of law, including by levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy). Any attempted disposition of the Restricted Shares shall be null and void and of no effect; provided, however, that this Section shall not prevent transfers by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Employee may transfer the Restricted Shares to his/her family members, provided that (i) Employee does not receive any consideration for such transfer, (ii) the Employee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request and (iii) the transferee’s rights to the Restricted Shares remain subject to forfeiture under this Section 2. The Employee’s “family members” include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty percent of the voting interests.

(b)     The Employee shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Shares, including the right to vote such shares and the right to receive dividends paid with respect to such shares.

(c)     Unless forfeited earlier under the following provisions of this Section 2, the Restricted Shares awarded under this Agreement shall vest and all restrictions shall lapse on the date that a share of Common Stock trades on The Nasdaq Stock Market (or, if applicable, such other exchange on which the Common Stock is primarily traded) at a price of at least $______ per share (the "Vesting Price"). In the case of a stock split, stock dividend or similar event described in Section 10 of the Plan, the Vesting Price shall be equitably adjusted by the Committee to reflect such event. If the Common Stock does not trade at the Vesting Price on or before <<the 10-year anniversary of the date of this agreement>>, the Restricted Shares shall be permanently forfeited by the Employee.

(d)     Upon termination of the Employee’s employment with the Company, the Employee shall permanently forfeit any non-vested Restricted Shares and the Employee shall have no further right to any such forfeited Restricted Shares.

3.    Issuance of Stock Certificates for Shares.

The stock certificate or certificates representing the Restricted Shares shall be issued promptly following the execution of this Agreement, and shall be delivered to the Secretary of the Company or such other custodian as may be designated by the Company, to be held until their release as provided in Section 2. The certificates representing the Restricted Shares will bear a legend in substantially the form set forth below.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED SHARE AGREEMENT BY AND BETWEEN CCC INFORMATION SERVICES GROUP INC. (THE “COMPANY”) AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES OTHER THAN THESE EXPRESSLY PERMITTED BY THE ABOVE-REFERENCED AREEMENT. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY AT 444 MERCHANDISE MART, CHICAGO, ILLINOIS 60654.

4.    Tax Withholding.

Whenever the restrictions on Employee’s rights to some or all of the Restricted Shares lapse under Section 2 of this Agreement, or if the Employee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, then the Company shall notify Employee of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. The Employee agrees to make arrangements with the Company to remit a cash payment of the required amount to the Company. In the alternative, the Employee may elect to satisfy the Employee’s tax withholding obligation by surrendering previously acquired shares of the Company’s common stock or by having the Company withhold shares of common stock from the shares that would otherwise be delivered to the Employee pursuant to this Agreement.

5.     Securities Laws.

(a)    In connection with the grant of the Restricted Shares under this Agreement, the Employee covenants, represents and warrants to the Company that:

(i)     The Restricted Shares to be acquired by the Employee will be acquired for the Employee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and neither the Restricted Shares nor any other shares of capital stock of the Company issued or issuable directly or indirectly with respect to the Restricted Shares by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization will be disposed of in contravention of the Securities Act, any applicable state securities laws and any procedures reasonably established by the Board to ensure compliance with the foregoing.

(ii)     This Agreement constitutes the legal, valid and binding obligation of the Employee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Employee does not, and will not, conflict with, violate or cause a breach of any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject.

6.    Conditions to Issuance of Stock Certificates.

The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)     The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)     The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable;

(c)     The obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its sole discretion, determine to be necessary or advisable;

(d)     The payment by the Employee of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of Restricted Shares and/or the lapse or removal of any of the restrictions; and

(e)      The lapse of such reasonable period of time as the Company may from time to time establish for reasons of administrative convenience.

7.    Miscellaneous.

(a)      This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

(b)     The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(c)     The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Delaware.

(d)     This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein.

(e)     Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of the Employee and the Employee’s personal representatives.

(f)     Capitalized terms not defined herein shall have the meaning set forth in the Plan.

(g)     Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue serving as an employee of the Company or shall interfere with or restrict in any way the rights of the Company to terminate the Employee at any time for any reason whatsoever, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

CCC INFORMATION SERVICES GROUP INC.

By: __________________________________
Name: ________________________________
Title: _________________________________

EMPLOYEE

Signature: _____________________________
Name: ________________________________